UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2004

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01               Entry into a Material Definitive Agreement

Effective as of the close of business on November 30, 2004, the separation of the business of Neenah Paper, Inc. (the “Company”) from Kimberly-Clark Corporation (“Kimberly-Clark”) and the distribution of all the outstanding shares of the Company’s common stock to the stockholders of Kimberly-Clark was completed in a tax free spin-off (the “Distribution”).  In connection with the Distribution, the Company entered into certain agreements with Kimberly-Clark to effect the separation of its business and the distribution of its common stock and to define responsibility for obligations arising before and after the date of the Distribution, including, among others, obligations relating to employees, transition services and taxes.  In addition, Kimberly-Clark will purchase pulp from the Company pursuant to the terms of a pulp supply agreement.

On November 30, 2004, the Company entered into a Distribution Agreement (the “Distribution Agreement”) with Kimberly-Clark.  The Distribution Agreement provided for, among other things, the principal corporate transactions required to effect the separation of the Company’s business from Kimberly-Clark, the distribution of the Company’s common stock to the holders of record of Kimberly-Clark common stock and certain other agreements governing the relationship between the Company and Kimberly-Clark after the date of Distribution.  The transfers from Kimberly-Clark to the Company will occur prior to the distribution of the Company’s common stock and will be made on an “as is, where is” basis without any representations or warranties, and the Company will bear the economic and legal risks of the transfer.  The Company will generally assume and agree to perform and fulfill all of the liabilities arising out of the ownership or use of the transferred assets or the operation of the transferred business.

On November 30, 2004, the Company entered into a Pulp Supply Agreement (the “Pulp Supply Agreement”) with a subsidiary of Kimberly-Clark.  Under the Pulp Supply Agreement, the Company agreed to supply and Kimberly-Clark agreed to purchase annually declining specified minimum tonnages of northern bleached softwood kraft pulp and northern bleached hardwood kraft pulp.  The prices for northern bleached softwood kraft pulp and northern bleached hardwood kraft pulp will be based on published industry index prices for the pulp (subject to minimum and maximum prices for northern bleached softwood kraft pulp shipped to North America prior to December 31, 2007), less agreed upon discounts.

On November 30, 2004, the Company entered into a Corporate Services Agreement (the “Corporate Services Agreement”) with Kimberly-Clark pursuant to which Kimberly-Clark will provide a variety of administrative services to the Company for a period of time following the distribution.  These services include certain employee benefits administration and payroll, management information, transportation, environment and energy, patent and trademark, purchasing, treasury, accounting, tax and other services, as well as transitional office space for our research team.  Each service will be made available to the Company on an as-needed basis through December 31, 2005, or such shorter or longer periods as may be provided in the Corporate Services Agreement. The fees charged for the services will generally be based upon the costs of providing the services.

On November 30, 2004, the Company entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with Kimberly-Clark which will provide for each company’s respective obligations to employees and former employees who are or were associated with the Company’s business and for other employment and employee benefits matters.

On November 30, 2004, the Company entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Kimberly-Clark.  The Tax Sharing Agreement will generally govern Kimberly-Clark and the Company’s respective rights, responsibilities and obligations after the Distribution with respect to taxes attributable to the Company’s business, as well as any taxes incurred by Kimberly-Clark as a result of the failure of the distribution to qualify for tax-free treatment under Section 355 of the Internal Revenue Code 0f 1986, as amended.

The Company is the tenant under an office lease with Germania Property Investors, XXXIV, L.P. (“Germania”) dated June 29, 2004 for certain premises containing approximately 26,285 square feet and located on the sixth floor of the Preston III Office Building in Alpharetta, Georgia (the “Headquarters Lease”).  The term of the Headquarters Lease is ten years, with subsequent renewal options.  The cumulative minimum rent for the initial term of the Headquarters Lease is approximately $3,828,251, but the Company is not obligated to pay minimum rent for the first 12 months of the term of the Headquarters Lease if certain conditions are met. In addition to the minimum rent, the Company is obligated to reimburse Germania for the Company’s percentage share of increases in operating expenses above the operating expenses incurred by Germania during the base year.

The Company also is the tenant under a facility lease with Duke Realty Limited Partnership (“Duke”) dated October 8, 2004 for certain premises containing approximately 14,189 square feet and designated as Suite B of Hembree Park in Roswell, Georgia (the “Laboratory Lease”).  The term of the Laboratory Lease is nine years and nine months, with subsequent renewal options.   The property may be used for warehousing, research and development of paper and pulp products and related laboratory uses, and office and administrative uses reasonably ancillary thereto.  The cumulative minimum rent for the initial term of the Laboratory Lease is approximately $905,683. In addition to the minimum rent, the Company must reimburse Duke for its percentage share of increases in operating expenses above the operating expenses incurred by Duke during the base year.

Effective as of December 1, 2004, the Company established the Neenah Paper Supplemental Pension Plan (the “Supplemental Pension Plan”), which is an unfunded nonqualified retirement plan for certain employees.  The Supplemental Pension Plan provides additional pension benefits to those participants who participate in the Neenah Paper Pension Plan (the “Pension Plan”) and would have been eligible to receive additional benefits under the Pension Plan were it not for the limitation on benefits imposed by Internal Revenue Code (the "Code") Section 415 or the limitation on earnings under Code Section 401(a)(17).  A participant will generally receive a distribution of benefits under this Supplemental Pension Plan upon death, disability, a change of control, or retirement.

Effective as of December 1, 2004, the Company established the Neenah Paper Supplemental Retirement Contribution Plan (the “Supplemental RCP”), which is a nonqualified retirement plan for certain employees.  The Supplemental RCP provides additional retirement benefits to those participants who participate in the Neenah Paper Retirement Contribution Plan (the “RCP”) and would have been eligible to receive additional benefits under the RCP were it not for the limitation on benefits imposed by Code Section 415 or the limitation on earnings under Code Section 401(a)(17).  Participants in the Supplemental RCP are generally entitled to distributions upon retirement, death, termination of employment, or a change of control.

Effective as of December 1, 2004, the Company established the Neenah Paper Executive Severance Plan (the “Executive Severance Plan”).  The Executive Severance Plan provides additional severance benefits to designated key executives in the event of termination of employment in connection with a change of control.

Effective as of December 1, 2004, the Company established the Neenah Paper Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is intended to allow a select group of management or certain highly compensated employees to elect to defer compensation in addition to the amounts deferred under the Company’s retirement plans.

Effective as of December 1, 2004, the Company established the Neenah Paper, Inc. 2004 Omnibus Stock and Incentive Plan (the “Omnibus Plan”).  Under the Omnibus Plan, the Company’s compensation committee may grant awards of various type of equity-based compensation, including incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units, in addition to certain cash-based awards.  All grants and awards under the plan will be made at fair market value and no grant or award may be repriced after its grant.

Copies of the Distribution Agreement, the Corporate Services Agreement, the Tax Sharing Agreement, the Headquarters Lease, the Laboratory Lease, the Supplemental Pension Plan, the Supplemental Retirement Contribution Plan and the Executive Severance Plan are attached hereto as Exhibits 2.1, 10.1,10.2, 10.3,10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.  Copies of the Employee Matters Agreement and the Pulp Supply Agreement have been previously filed as exhibits to the Company’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission, and are hereby incorporated herein by reference.

A copy of the press release announcing the completion of the Distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.01               Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.01 of this Current Report on Form 8-K.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

7 3/8% Senior Notes due 2014

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2004, the Company and certain of its affiliates entered into a Purchase Agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the initial purchasers (the “Initial Purchasers”), whereby the Company agreed to sell and the Initial Purchasers agreed to purchase $225,000,000 aggregate principal amount of the Company’s 7 3/8% Senior Notes due 2014 (the “Notes”).  On November 30, 2004, the Company completed the sale of the Notes to the Initial Purchasers.

A copy of the press release announcing the completion of the offering of the Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Accordingly, the Notes were offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act.  The net proceeds from the offering of the Notes will be used to make a payment to Kimberly-Clark in connection with the Distribution and to pay fees and expenses relating to the Company’s revolving credit facility.

The Notes were issued pursuant to the terms of an Indenture (the “Indenture”), dated November 30, 2004, between the Company and certain of its affiliates and The Bank of New York, N.A., as trustee.  The Notes will bear interest at the rate of 7 3/8% per year. Interest on the Notes is payable on May 15 and November 15 of each year, beginning on May 15, 2005. The Notes will mature on November 15, 2014. The Company may redeem some or all of the Notes at any time on or after November 15, 2009. In addition, prior to November 15, 2007, the Company may redeem up to 35% of the aggregate principal amount of the Notes from the proceeds of certain equity offerings. Prior to November 15, 2009, the Company may redeem all of the Notes that remain outstanding following a mandatory offer to repurchase the Notes upon a change of control offer that was accepted by holders of at least 75% of the aggregate principal amount of the Notes outstanding.

The Notes will be the Company’s unsecured senior obligations and will rank equally with all of its other existing and future unsecured senior indebtedness. The Notes will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The Notes will be guaranteed on an unsecured senior basis by substantially all of the Company’s domestic restricted subsidiaries and, for as long as they guarantee the Company’s or its domestic restricted subsidiaries’ other indebtedness, by each of the Company’s foreign restricted subsidiaries.

The Indenture will include covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to incur additional debt, pay dividends on or repurchase their capital stock and make other restricted payments, make certain investments, create or permit to exist certain liens and sell all or substantially all of the Company's assets or the assets of the guarantors under the Notes or merge the Company or any of the guarantors under the Notes with or into other companies.

In connection with the issuance of the Notes, the Company has also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated November 30, 2004, which will give holders of the Notes certain exchange and registration rights with respect to the Notes.  Under the Registration Rights Agreement, the Company has agreed to: (i) file a registration statement within 180 days following the issue date of the Notes enabling holders to exchange their unregistered Notes for publicly registered notes with terms substantially identical to the Notes; (ii) use its reasonable best efforts to cause the registration statement to become effective within 270 days following the issue date of the Notes; (iii) effect an exchange offer of the Notes for registered notes within 45 days following the effective date of the registration statement; and (iv) file a shelf registration statement for the resale of the Notes if the Company cannot effect the exchange offer within the time periods described above and in certain other circumstances.  If neither registration statement is timely filed or declared effective, the exchange offer is not timely consummated or a registration statement is not usable for certain time periods, the Company will be required to pay special interest to the holders of the Notes.

The foregoing summary is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement.  Copies of these agreements are attached hereto as Exhibits 10.8 and 10.9 to this Current Report on Form 8-K and are incorporated herein by reference.

Revolving Credit Facility

On November 30, 2004, the Company entered into a Credit Agreement (the “Credit Agreement”), dated as of November 30, 2004, by and among the Company, certain of its subsidiaries, the lenders listed in the Credit Agreement and JPMorgan Chase Bank, N.A., as agent for the lender.  Under the Credit Agreement, the Company has a secured revolving credit facility that provides for borrowings of up to $150.0 million.

A copy of the press release announcing the Company’s entering into the revolving credit facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Under this facility, up to $20.0 million is available for the issuance of letters of credit on the Company’s behalf and up to $15.0 million is available for swingline loans.  Loans outstanding under the revolving credit facility may be repaid, in whole or in part, at any time without premium or penalty except for specified make-whole payments on LIBOR-based loans.

The revolving credit facility is secured by substantially all of the Company’s assets, including the capital stock of its subsidiaries. It is guaranteed by a Company subsidiary, Neenah Paper Company of Canada. The revolving credit facility will terminate on November 30, 2008. The Company’s availability under the revolving credit facility will fluctuate over time depending on the value of inventory, receivables and various capital assets.

The interest rate applicable to borrowings and swingline loans under the revolving credit facility shall be either (1) the applicable base rate plus 0.25% to 0.75% or (2) a LIBOR-based rate ranging from LIBOR plus 1.75% to LIBOR plus 2.25%. During the continuance of an event of default, the applicable interest rate will be 2.00% above the interest rate otherwise in effect. Interest is computed based on actual days elapsed in a 360-day year, payable monthly in arrears for base rate loans, or for LIBOR loans, payable monthly in arrears and at the end of the applicable interest period.

The revolving credit facility contains covenants customary for financings of this type, including limitations on capital expenditures, incurrence of indebtedness, liens, contingent obligations, a minimum fixed charge coverage ratio when availability declines, assets sales, dividends and distributions to the Company’s stockholders, payments to affiliates, issuance of stock and distributions by subsidiaries, investments, guarantees, voluntary prepayment of other indebtedness, loans, and advances, leases, acquisitions, mergers and consolidations.

The revolving credit facility contains events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the revolving credit facility, cross-defaults to other indebtedness, bankruptcy, insolvency, various ERISA violations, the incurrence of material judgments and changes in control.

Item 2.06               Material Impairments

As previously described in the Information Statement filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on November 18, 2004, our Terrace Bay, Ontario pulp manufacturing facility experienced operating losses in 2003.  Based on our internal forecasts, following the Distribution, we anticipate that our Terrace Bay pulp manufacturing facility will be unprofitable in 2004, profitable in 2005 and will incur operating losses in 2006 and 2007 that, on average, will exceed those of 2002 and 2003, before the effects of any impairment charge.

Because projected extended periods of operating losses are indicators of impairment under SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as of the date of the Distribution we have conducted an asset impairment test on the facility under the guidance of SFAS 144, which indicated that the carrying amount of our Terrace Bay facility will not be recoverable from estimated future cash flows.  Accordingly, we expect to write down the carrying amount of our consolidated assets by recording a pre-tax, non-cash impairment charge of approximately $110 million.  A deferred tax benefit of approximately $38 million is expected to be recorded as a result of the impairment charge, resulting in a net after-tax charge of approximately $72 million.  This charge will result in a net loss in the month immediately following the Distribution, and the carrying amount of our consolidated assets will be reduced accordingly.

Item 3.03               Material Modification to Rights of Security Holders

In connection with the Distribution, the Board of Directors of the Company adopted a stockholder rights plan to become effective on November 30, 2004 and declared a dividend distribution of one right (“Right”) for each outstanding share of the Company’s common stock to stockholders of record at the close of business on November 30, 2004.

The Rights Agreement between the Company and Equiserve Trust Company, N.A., as Rights Agent, specifying the terms of the Rights, which includes the form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The disclosure under Item 2.03 of this Current Report on Form 8-K relating to the restriction on dividends contained in the Credit Agreement is also responsive to this Item 3.03 and is incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Prior to and in connection with the Distribution, Kimberly-Clark, as sole stockholder of the Company, on November 30, 2004, removed O. George Everbach and Rodney D. Olsen as directors of the Company, and elected the following persons to the Company’s Board of Directors (the “Board”) for a term expiring at the annual meeting of the stockholders of the Company in the year set forth beside each such person’s name:

Sean T. Erwin - 2007

James G. Grosklaus - 2007

Edward Grzedzinski - 2007

Dr. Mary Ann Leeper - 2006

Timothy S. Lucas - 2005

Philip C. Moore - 2005

Stephen M. Wood - 2006

On November 30, 2004, the Board appointed the following named persons to the offices of the Company set forth beside each such person’s name:

Sean T. Erwin - Chairman of the Board, President and Chief Executive Officer

Bonnie C. Lind - Vice President, Chief Financial Officer and Treasurer

Steven S. Heinrichs - Vice President, General Counsel and Secretary

William K. O’Connor - Vice President - Sales and Marketing

James R. Piedmonte - Vice President - Operations

The Board also appointed Messrs. Lucas, Moore and Wood as members of the Audit Committee,  Messrs. Grosklaus and Grzedzinski and Dr. Leeper as members of the Nominating and Corporate Governance Committee and Messrs. Grzedzinski, Moore and Wood as members of the Compensation Committee.

Sean T. Erwin, age 53, is the Chairman of our Board of Directors and our President and Chief Executive Officer. Mr. Erwin has been an employee of Kimberly-Clark since 1978, and has held increasingly senior positions in both finance and business management. In January 2004, Mr. Erwin was named President of Kimberly-Clark’s Pulp and Paper Sector, which comprises the businesses to be transferred to us by Kimberly-Clark. He served as the President of the Global Nonwoven business from early 2001. He has also served as the President of the European consumer tissue business, Managing Director of Kimberly-Clark Australia, as well as previously serving as President of the Pulp and Paper Sector, and President of the Technical Paper business.

James G. Grosklaus, age 69, has served as a Director of Midwest Air Group, Inc. since 1988. Prior to his retirement in 1996, Mr. Grosklaus served as Executive Vice President and member of the Board of Directors of Kimberly-Clark Corporation from 1986 to 1996.

Edward Grzedzinski, age 49, served as the Chief Executive Officer of NOVA Information Systems from 1993, and Vice Chairman of US Bancorp from 2001, until November 2004. Mr. Grzedzinski has 20 years of experience in the electronic payments industry and was a co-founder of NOVA Information Systems in 1991. Mr. Grzedzinski served as a member of the Managing Committee of US Bancorp, and was a member of the Board of Directors of US Bank, N.A. Mr. Grzedzinski also served as Chairman of euroConex Technologies, Limited, a European payment processor owned by US Bancorp until November 2004 and is a member of the Board of Directors of Indus International, a global provider of enterprise asset management products and services.

Mary Ann Leeper, Ph.D., age 64, has served as the President and Chief Operating Officer of The Female Health Company since 1996, as President and Chief Executive Officer of The Female Health Company Division of The Wisconsin Pharmacal Company from 1994 to 1996, and held other senior positions from 1987 to 1994 in the Wisconsin Pharmacal Company (renamed The Female Health Company in 1996). Dr. Leeper has served as a Director of The Female Health Company since 1987.  Dr. Leeper is Chair and Board Member of The Female Health Foundation, which she founded in 1994 and has been a visiting Professor at the University of Virginia’s Darden School of Business M.B.A. program since 2001. She held senior positions at G D Searle, was Assistant Professor at Temple University Schools of Pharmacy and Medicine, as well as a biochemist for Wyeth Laboratories and McNeil Laboratories. Dr. Leeper’s educational background includes a B.S., Drexel University; M.S., Temple University; M.B.A., Northwestern University; and Ph.D., Temple University.

Timothy S. Lucas, CPA, age 58, has served as an independent consultant on financial reporting issues practicing as Lucas Financial Reporting since 2002. From 1988 to 2002, Mr. Lucas worked at the Financial Accounting Standards Board (FASB), where he was the Director of Research and Technical Activities, and Chairman of the FASB’s Emerging Issues Task Force.

Philip C. Moore, age 51, is a partner at McCarthy Tétrault, L.L.P., Canada’s largest law firm. Mr. Moore practices corporate and securities law, with particular emphasis on corporate governance and finance, mergers and acquisitions and other business law issues. From 1994 to 2000, Mr. Moore was a director of Imax Corporation. He is currently a director of various private companies.

Stephen M. Wood, Ph.D., age 58, has served as the Vice Chairman of Kraton Polymers LLC, a specialties chemicals company, since July 2004. From 2001 to July 2004, Mr. Wood served as the Chief Executive Officer of Kraton Polymers, when it was sold by the Royal Dutch Shell Group and established as an independent entity. Kraton Polymers is currently owned by the Texas Pacific Group which is a private equity investment company and JPMorgan Partners which is part of the JPMorgan Chase companies. Prior to the establishment of Kraton Polymers, Dr. Wood was President of the Elastomers business unit of Shell Chemicals Europe and a Vice President of that company. Dr. Wood is also International President of the International Institute of Synthetic Rubber Producers. Dr. Wood has a BSc. in Chemistry and a Ph.D. in Chemical Engineering from Nottingham University, United Kingdom and is a graduate of the Institute of Chemical Engineers.

Steven S. Heinrichs, age 36, is our Vice President, General Counsel and Secretary. Mr. Heinrichs joined Kimberly-Clark in June 2004. Prior to his employment with Kimberly-Clark, Mr. Heinrichs served as Associate General Counsel and Assistant Secretary for Mariner Health Care, Inc., a nursing home and long-term acute care hospital company. Before joining Mariner Health Care in 2003, Mr. Heinrichs served as Associate General Counsel and Assistant Secretary for American Commercial Lines LLC, a leading inland barge and shipbuilding company from 1998 through 2003. Mr. Heinrichs engaged in the private practice of law with Skadden, Arps, Slate, Meagher and Flom LLP and Shuttleworth, Smith, McNabb and Williams PLLC from 1994 through 1998.

Bonnie C. Lind, age 46, is our Vice President, Chief Financial Officer and Treasurer. Ms. Lind has been an employee of Kimberly-Clark since 1982, holding a variety of increasing senior financial and operations positions within Kimberly-Clark. Since 1999, Ms. Lind has served as the Assistant Treasurer of Kimberly-Clark and been responsible for managing Kimberly-Clark’s global treasury operations. Prior to that, she was Director of Kimfibers with overall responsibility for the sourcing and distribution of pulp to Kimberly-Clark’s global operations.

William K. O’Connor, age 51, is our Vice President-Sales and Marketing, with responsibilities for all sales and marketing and customer management activity. Mr. O’Connor has been an employee of Kimberly-Clark since 1981, and has held increasingly important roles in sales and marketing management, primarily within the company’s Health Care business, eventually being named General Manager of Sales for North America. In 1999, Mr. O’Connor was appointed General Manager, Europe, Middle East and Africa. He was appointed Vice President of Kimberly-Clark Technical Paper in 2002, and the President of the fine paper business, and his current position both in 2004.

James R. Piedmonte, age 48, is our Vice President-Operations, a position he has held within the Pulp and Paper Sector of Kimberly-Clark since the beginning of 2004. Mr. Piedmonte has been employed by Kimberly-Clark since 1978, and has held increasingly senior positions within the operations function. Mr. Piedmonte was most recently responsible for Kimberly-Clark’s pulp mill and forestry operations in Pictou, Nova Scotia, a position he held since 2001. Previously he was the Director of Operations for the fine paper business operations, as well as mill manager at the Whiting, Wisconsin mill.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Distribution, on November 30, 2004, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  The Amended and Restated Certificate of Incorporation was duly approved and adopted by the Company’s board of directors and by its sole stockholder on November 30, 2004. Amended and Restated Bylaws of the Company also were approved and adopted by the the board of directors and the sole stockholder on November 30, 2004.

Copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed hereto as Exhibits 3.1 and 3.2, respectively.

In connection with the adoption of the Rights Agreement discussed above, the Company designated a new series of preferred stock as Series A Junior Participating Preferred Stock. A copy of the Certificate of Designation relating to the Series A Junior Participating Preferred Stock is attached as Exhibit A to the Rights Agreement and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Exhibit Description

2.1	Distribution Agreement

3.1	Amended and Restated Certificate of Incorporation of Neenah Paper, Inc.

3.2	Amended and Restated Bylaws of Neenah Paper, Inc.

4.1	Rights Agreement between Neenah Paper, Inc. and EquiServe Trust Company, N.A., as rights agent

10.1	Corporate Services Agreement dated as of November 30, 2004 by and between Kimberly-Clark Corporation and Neenah Paper, Inc.

10.2	Tax Sharing Agreement dated as of November 30, 2004 by and between Kimberly-Clark Corporation and Neenah Paper, Inc.

10.3	Lease Agreement dated June 29, 2004 between Neenah Paper, Inc. and Germania Property Investors XXXIV, L.P.

10.4	Industrial Lease Agreement dated October 8, 2004 by and between Neenah Paper, Inc. and Duke Realty Limited Partnership

10.5	Neenah Paper Inc. Supplemental Pension Plan

10.6	Neenah Paper Inc. Supplemental Retirement Contribution Plan

10.7	Neenah Paper Inc. Executive Severance Plan

10.8	Indenture dated as of November 30, 2004 by and among Neenah Paper, Inc., the Subsidiary Guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee

10.9

Registration Rights Agreement dated November 30, 2004 by and among Neenah Paper, Inc. and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. and Morgan Securities Inc., as Representative of the Initial Purchasers

99.1	Press Release dated November 30, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.

Date: November 30, 2004	By:	/s/Bonnie C. Lind
Bonnie C. Lind Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Distribution Agreement

3.1	Amended and Restated Certificate of Incorporation of Neenah Paper, Inc.

3.2	Amended and Restated Bylaws of Neenah Paper, Inc.

4.1	Rights Agreement between Neenah Paper, Inc. and EquiServe Trust Company, N.A., as rights agent

10.1	Corporate Services Agreement dated as of November 30, 2004 by and between Kimberly-Clark Corporation and Neenah Paper, Inc.

10.2	Tax Sharing Agreement dated as of November 30, 2004 by and between Kimberly-Clark Corporation and Neenah Paper, Inc.

10.3	Lease Agreement dated June 29, 2004 between Neenah Paper, Inc. and Germania Property Investors XXXIV, L.P.

10.4	Industrial Lease Agreement dated October 8, 2004 by and between Neenah Paper, Inc. and Duke Realty Limited Partnership

10.5	Neenah Paper Inc. Supplemental Pension Plan

10.6	Neenah Paper Inc. Supplemental Retirement Contribution Plan

10.7	Neenah Paper Inc. Executive Severance Plan

10.8	Indenture dated as of November 30, 2004 by and among Neenah Paper, Inc., the Subsidiary Guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee

10.9

Registration Rights Agreement dated November 30, 2004 by and among Neenah Paper, Inc. and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. and Morgan Securities Inc., as Representative of the Initial Purchasers

99.1	Press Release dated November 30, 2004